KEVIN  EMPLOYMENT  AS  CEO  OFFER  IN  XTREME  2
                             XTREME COMPANIES, Inc.
             11782 WESTERN AVE. UNIT 18, STANTON, CALIFORNIA, 90680


October  30,  2003

Dear  Mr.  Ryan:

     This letter confirms your employment with the Company on the following terms, to begin retroactive to October 1, 2003:
1.     Your  position  will  be  CEO  reporting  to  the  Board  of  Directors.
2.     Your  monthly  base  salary  is  $10,000.00
3. You are entitled to receive holidays, vacation, medical and dental insurance, and other standard Company benefits, all in accordance with standard Company plans and any revisions thereof.
4. You will be given a 15% ownership stake in the company in the form of Series B Preferred Stock corresponding with a joint investment of $100,000 between you and eFund Capital Partners, LLC.
5. Your bonus package will include a 5% commission override on the gross dollar total of every boat sold during each quarter. The bonus money will be paid on the last day of each quarter.
6. You shall be reimbursed for reasonable and necessary business expenses authorized and verified to the Company's satisfaction.
7. Your employment is at will. You may terminate this employment relationship at any time for any reason with or without cause. However, the Company must show just cause in order to terminate your employment and must carry a majority vote from the Board of Directors in order to terminate your contract. No one has the authority to change this except by a written agreement signed by both parties. Four weeks notice would be expected from you and would be given to you in lieu of termination. You will be given twelve months severance pay immediately upon termination.
8. We each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of your employment or its termination. Such arbitration would be in Orange County, California, or other mutually-agreed location, before the American Arbitration Association, and in lieu of any court action.

No  other  promises  or  representations  have  been  made  to  you.

Very  truly  yours,

/s/ Rao Mankal
_____________________________
Rao  Mankal
Director,  Xtreme  Companies,  Inc.

/s/ Walther Wright
_____________________________
Walter  Wright
Director,  Xtreme  Companies,  Inc.

/s/ Kevin Ryan
___________________________
Kevin  Ryan